Listing Report:Supplement No. 83 dated Oct 22, 2009 to Prospectus dated Jul 13, 2009
File pursuant to Rule 424(b)(3)
Registration Statement No. 333-147019
Prosper Marketplace, Inc.
Borrower Payment Dependent Notes
This Listing Report supplements the prospectus dated Jul 13, 2009 and provides information about each loan request (referred to as a "listing") and series of Borrower Payment Dependent Notes (the "Notes") we are currently offering. Prospective investors should read this Listing Report supplement together with the prospectus dated Jul 13, 2009 to understand the terms and conditions of the Notes and how they are offered, as well as the risks of investing in Notes.
The following series of Notes are currently being offered:
Borrower Payment Dependent Notes Series 424485
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$12,500.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	21.46%	Starting borrower rate/APR:	22.46% / 24.73%	Starting monthly payment:	$480.36

Auction yield range:	17.27% - 21.46%	Estimated loss impact:	19.22%
Lender servicing fee:	1.00%	Estimated return:	2.24%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	4	First credit line:	Nov-1983	Debt/Income ratio:	24%
Credit score:	680-700 (Oct-2009)	Current / open credit lines:	8 / 8	Employment status:	Full-time employee
Now delinquent:	1	Total credit lines:	17	Length of status:	0y 6m
Amount delinquent:	$448	Revolving credit balance:	$8,257	Occupation:	Computer Programmer
Public records last 12m / 10y:	0/ 1	Bankcard utilization:	20%	Stated income:	$75,000-$99,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	2
Screen name:	vennp	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 2	On-time:	33 ( 97% )	680-700 (Latest)
Principal borrowed:	$9,500.00	< mo. late:	1 ( 3% )	640-660 (Mar-2008) 640-660 (Jan-2008) 620-640 (Apr-2007)
Principal balance:	$3,330.75	1+ mo. late:	0 ( 0% )
Total payments billed:	34
Description
Paying off High % Credit Cards
Purpose of Loan:

This will be my 3rd Prosper Loan.? My first was paid off nearly 2 years ago (early). ? My 2nd is about 50% of the way towards?being paid off.

My goal on my 2nd loan was to pay off credit card debt, this only partially happened, and I am unfortunatly in the same boat I was 18 months ago after a brief layoff from December of 2008 until March of 2009.? This time I want a loan large enough to completely pay off the CC's and close the accounts.?? I have had no problem making my monthly Prosper loan payments (Actually paid the first one off early), and have a secure job in the IT field paying $85K/yr.?? I also have additional income from part-time Database work I do that comes to roughly $3,000 - $5000 / yr.

Income:

I have been employed as a SQL Database Admin since the late 1990.?? I had a bried period of un-employment between December 2008 and March of this year when I was laid off due to the economic downturn.? I have been employed since April of this year in a secure job at my new employeer doing SQL Database Admin/Development work.

Yearly Salary:

$85,000.00(* Does not include bonus or side projects)

Monthly Net Income:

$4,650.00

My monthly budget:

Mortgage/rent: $?903 (rent)
Car expenses: $ 440 / Loan?(42 out of 60 payments made)? 2006 Toyota Tundra
$145 / Insurance
$50 / Gas? (I take public transit to work, my truck will sit for weeks at a time without being used)
Utilities: $ 75
Phone, cable, internet: $90
Food, entertainment: $400
Clothing, household expenses: $200

Notes:

* Someone asked me previously if I'm insured, I have full Medical/Dental/Life via my employeer.

* The public record is a small claims case I lost in 2002 for $1,800.? I paid the judgement on the spot when I lost the case.

* I am agressively trying to get out of debt, Oct/November I am trimming fat wherever possible.? Such as: Closing my Gym membership,? closing a storage unit I've had for years ($96/month),? eating home more often, etc.? goal is to create $500 / month in savings.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 429605
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$3,000.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	26.47%	Starting borrower rate/APR:	27.47% / 29.81%	Starting monthly payment:	$123.23

Auction yield range:	11.27% - 26.47%	Estimated loss impact:	10.66%
Lender servicing fee:	1.00%	Estimated return:	15.81%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	6	First credit line:	Apr-1995	Debt/Income ratio:	42%
Credit score:	700-720 (Oct-2009)	Current / open credit lines:	7 / 7	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	18	Length of status:	12y 7m
Amount delinquent:	$0	Revolving credit balance:	$90,778	Occupation:	Administrative Assi...
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	100%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	0
Screen name:	powerful-rate9	Borrower's state:	Washington	Borrower's group:	Have Money - Will Bid
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Help after Medical Issue
Thanks for looking at my listing.

I am a courtroom clerk in the largest and busiest court in the state of Washington. I have been with my current employer for almost 13 years and very recently I started doing side work editing transcripts of court proceedings when I?m needed. This has the potential to add an additional $500-$1,000/mo to my income. I have not included this in my income since I have yet to be paid for this and I?m not sure how often I will be asked to do this work at this time.

In July I needed to have an emergency surgery and was out of work for 6 weeks. I only had enough leave available to cover 2.5 weeks. This meant I went without pay for 3.5 weeks. My main priority was to make sure the bills were all covered, which meant maxing out our credit cards to do this. This is the reason why my card utilization is so high. I have never been this close to my limits before.

I would use this loan to pay down the balance on my credit card, which will make my monthly payments lower.

Explanation of Credit:

I have always had good credit. My husband and I have been together for 18 years and we own our home and have lived there since March 2000. We currently have a HELOC that we used for home improvement in the amount of $41,000. That is the major portion of our revolving balance. I also have a $32,000 personal loan in my name only that I am 3.5 years away from paying off. It is listed as a revolving loan, however I am not able to take additional funds from it without going through a full loan approval again. I have never missed or been late on a payment for this loan.

My DTI is high because I have listed only my net income of $3,100/mo. My husband also contributes approximately $1,700/mo. to the household expenses.

I have never had a late payment on my credit or household bills since I moved out on my own at the age of 19. Making my payments on time is my top priority each month. As you can see from my financial details, I will have the money to do it.

Monthly Financial Details:

My Net Income: $3,100
Spouse's Net Income: $1,700
Total monthly family Net Income: $4,800

Mortgage/HELOC: $1,480 / $405
Phone, Cable, Internet: $180
Gas & Electricity: $145
Water & Garbage: $40
Car Operating Expenses: $140
Food: $350
Insurance: $156
Credit cards and loans that won't be paid off with my Prosper loan: $1,450
-----------------------
Total Monthly Expenses : $4,346

I will have $454 left to make the payments on my Prosper loan.

Thank you for considering my loan. As you can see I have good credit and am responsible. I can afford to make the payment for this loan and do not want to head down the slippery slope to bad credit. This will help me get myself back on track after my unexpected surgery.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 429651
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$15,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	19.00%	Starting borrower rate/APR:	20.00% / 22.24%	Starting monthly payment:	$557.45

Auction yield range:	17.27% - 19.00%	Estimated loss impact:	19.06%
Lender servicing fee:	1.00%	Estimated return:	-0.06%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	2	First credit line:	Nov-1981	Debt/Income ratio:	49%
Credit score:	740-760 (Oct-2009)	Current / open credit lines:	14 / 11	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	30	Length of status:	4y 9m
Amount delinquent:	$0	Revolving credit balance:	$10,627	Occupation:	Administrative Assi...
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	48%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	3
Screen name:	robust-exchange	Borrower's state:	NorthCarolina	Borrower's group:	Have Money - Will Bid
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
increase business contracts
Purpose of loan:
This loan will be used to consolidate my credit cards payments and eliminate my credit cards?

My financial situation:
I am a good candidate for this loan because I am very responsible and well make all my payments . see my credit score as proof of how i pay on time.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 429781
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$4,000.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	26.00%	Starting borrower rate/APR:	27.00% / 29.33%	Starting monthly payment:	$163.30

Auction yield range:	11.27% - 26.00%	Estimated loss impact:	10.65%
Lender servicing fee:	1.00%	Estimated return:	15.35%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	7	First credit line:	Sep-1996	Debt/Income ratio:	8%
Credit score:	720-740 (Oct-2009)	Current / open credit lines:	5 / 4	Employment status:	Full-time employee
Now delinquent:	2	Total credit lines:	16	Length of status:	4y 4m
Amount delinquent:	$842	Revolving credit balance:	$12,724	Occupation:	Professional
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	45%	Stated income:	$75,000-$99,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	1
Screen name:	communicator154	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Freedom from Citibank!!!
Purpose of loan:
This loan will be used to?consolidate my two Citibank cards as they are deciding to increase interest rates to 29.99%, and to decrease my available credit from $25000. to $3200, (not that I want to use that much credit, but it sure makes me look like I am using more credit than I really am!!).? I have really had enough of Citibank.

My financial situation:
I am a good candidate for this loan because?As you can see I have no late payments.? The two delinquincies are related to medical bills that are in dispute but are being paid.? I have had my job and career long term and my wife is a nursing student preparing to graduate soon.? My living expenses are low and I am planning to keep it that way for now.

Information in the Description is not verified.
Borrower Payment Dependent Notes Series 429793
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$11,000.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	14.00%	Starting borrower rate/APR:	15.00% / 17.17%	Starting monthly payment:	$381.32

Auction yield range:	11.27% - 14.00%	Estimated loss impact:	10.31%
Lender servicing fee:	1.00%	Estimated return:	3.69%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	7	First credit line:	May-1972	Debt/Income ratio:	8%
Credit score:	760-780 (Oct-2009)	Current / open credit lines:	13 / 13	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	23	Length of status:	6y 9m
Amount delinquent:	$0	Revolving credit balance:	$13,542	Occupation:	Professional
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	55%	Stated income:	$100,000+
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	1
Screen name:	dragster4	Borrower's state:	Louisiana	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
paying off credit cards
Purpose of loan:
This loan will be used to? Simply pay off credit card debt that I incurred by myself and not my wife.

My financial situation:
I am a good candidate for this loan because? I've owned a home since 2002 and never stuggled or missed one payment. My credit speaks for itself. I've never been late on one payment or had any issues with anyone I've borrowed from. We took out a second mortgage for $50,000 just a few years ago and only have 13,072.40 left and that will be paid off on January 1st. I want to get rid of high interest rates from credit cards, close them and move. I appreciate you taking time to review my application If you should have any questuions please contact my cell phone.
Thanks
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 429799
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$6,000.00	Prosper Rating:	A	Auction Duration:	7 days
Term:	36 months	Estimated loss:	2.1%

Starting lender yield:	11.42%	Starting borrower rate/APR:	12.42% / 14.56%	Starting monthly payment:	$200.49

Auction yield range:	4.27% - 11.42%	Estimated loss impact:	2.14%
Lender servicing fee:	1.00%	Estimated return:	9.28%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	9	First credit line:	Jun-1988	Debt/Income ratio:	11%
Credit score:	760-780 (Oct-2009)	Current / open credit lines:	12 / 9	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	31	Length of status:	10y 6m
Amount delinquent:	$0	Revolving credit balance:	$15,861	Occupation:	Clerical
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	16%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	2
Screen name:	fervent-nickel	Borrower's state:	Virginia	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
replace roof and plumbing
Purpose of loan:
This loan will be used to replace plumbing in my 1991 town home.? The original pipes (a cost-cutting measure) have been found to eventually disintegrate.? In addition, I would like to replace the roof and the sky-light because it has started to leak.

My financial situation:
I am a good candidate for this loan because I have excellent credit.? I am proud of the fact that as a soul provider for my family of six, we have managed to buy another home so that we can turn our former home into a rental property (with your help).
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 429807
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$3,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$135.71

Auction yield range:	17.27% - 34.00%	Estimated loss impact:	20.01%
Lender servicing fee:	1.00%	Estimated return:	13.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	5	First credit line:	Jun-1992	Debt/Income ratio:	55%
Credit score:	740-760 (Oct-2009)	Current / open credit lines:	17 / 14	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	64	Length of status:	0y 9m
Amount delinquent:	$0	Revolving credit balance:	$31,526	Occupation:	Accountant/CPA
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	64%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	6
Screen name:	credit-turtle1	Borrower's state:	Colorado	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
New kitchen cabinets
Hello.?
Thank you for considering me for a loan.?
This loan is for kitchen cabinets.? We are remodeling our kitchen.? We already have the granite and the appliances and just need to get the cabinets.?
We?ve lived in our home for 9 years and have made improvements every year.? This year is the kitchen remodel.? We are doing the majority of the work ourselves to save money.? My credit score is 703.? I always pay my bills on time and have never ever been late.? I know how important my credit score is and will let nothing jeopardize it and I do whatever it takes to make sure my payments continue to be on time.? ?I just received my masters in tax and have a secure job.? My fianc? also has a very secure job.? We could use credit cards to pay for the cabinets but we are paying them down and want to have them paid off as soon as possible. Our monthly gross income is $8,917 and our household expenses including mortgage, insurance, car payment, utilities, food and credit card debt is about $5,685.? We have looked into applying for a bank loan but because my fianc??s credit is bad due to a messy divorce, the banks only look at my income and do not include my fianc??s income so my income to debt ratio looks really high.? We are cleaning up my fianc??s credit but it doesn?t happen overnight so we are turning to the Prosper family in hopes that you can help us.?
Thank you!
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 429817
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$2,500.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	17.27%	Starting borrower rate/APR:	18.27% / 20.48%	Starting monthly payment:	$90.72

Auction yield range:	17.27% - 17.27%	Estimated loss impact:	18.95%
Lender servicing fee:	1.00%	Estimated return:	-1.68%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	5	First credit line:	Oct-1987	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Credit score:	720-740 (Oct-2009)	Current / open credit lines:	16 / 15	Employment status:	Self-employed
Now delinquent:	0	Total credit lines:	36	Length of status:	8y 0m
Amount delinquent:	$0	Revolving credit balance:	$25,284	Occupation:	Other
Public records last 12m / 10y:	0/ 1	Bankcard utilization:	83%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	5	Homeownership:	Yes
Inquiries last 6m:	4
Screen name:	wise-benefit-chooser	Borrower's state:	Virginia	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Pay off credit cards
Purpose of loan:
This loan will be used to consolidate credit card date.? Rates have gotten out of hand as we have realized that even without missing ANY payments banks are raising the interest rate.?

My financial situation:
I am a good candidate for this loan because I am reliable?as far as paying this back.? I am committed to reducing and eliminating the credit card debit and I realize with credit card, they are NEVER going to be paid back.? I would?like a fixed term to get rid of this debt once and for all.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 429819
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$25,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	34.5%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$1,130.90

Auction yield range:	17.27% - 34.00%	Estimated loss impact:	36.51%
Lender servicing fee:	1.00%	Estimated return:	-2.51%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	1	First credit line:	Sep-1995	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Credit score:	720-740 (Oct-2009)	Current / open credit lines:	8 / 7	Employment status:	Self-employed
Now delinquent:	0	Total credit lines:	33	Length of status:	0y 6m
Amount delinquent:	$0	Revolving credit balance:	$12,379	Occupation:	Professional
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	91%	Stated income:	$100,000+
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	3
Screen name:	open-minded-penny	Borrower's state:	Pennsylvania	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Insurance agency advertising
Purpose of loan:
This loan will be used to advertis and working capital.?

My financial situation:
I am a good candidate for this loan because I have proven to pay early and never miss payments.? I have proven financial of the income from the business purchase.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 429825
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$2,300.00	Prosper Rating:	B	Auction Duration:	7 days
Term:	36 months	Estimated loss:	5.0%

Starting lender yield:	15.07%	Starting borrower rate/APR:	16.07% / 18.25%	Starting monthly payment:	$80.94

Auction yield range:	6.27% - 15.07%	Estimated loss impact:	5.26%
Lender servicing fee:	1.00%	Estimated return:	9.81%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	8	First credit line:	Sep-1991	Debt/Income ratio:	21%
Credit score:	720-740 (Sep-2009)	Current / open credit lines:	2 / 2	Employment status:	Full-time employee
Now delinquent:	1	Total credit lines:	8	Length of status:	3y 4m
Amount delinquent:	$200	Revolving credit balance:	$3,126	Occupation:	Skilled Labor
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	24%	Stated income:	$1-$24,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	1
Screen name:	SUsnowball	Borrower's state:	Texas	Borrower's group:	440+ Supporting Lenders. Get FUNDED @ LOWER % than ANY group
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	25 ( 89% )	720-740 (Latest)
Principal borrowed:	$3,000.00	< mo. late:	3 ( 11% )	680-700 (May-2007) 660-680 (May-2007)
Principal balance:	$768.88	1+ mo. late:	0 ( 0% )
Total payments billed:	28
Description
2nd loan:Used car purchase
Purpose of Loan:
To?buy a reliable used car to keep my full time job and get to school (I have a 4.0 GPA), and?payoff?my?first Prosper loan.
My Credit:?
I've made all timely payments on the first Prosper loan.?Credit score has gone up since first loan. Credit report only?has one potentially negative item (see my profile for explanation)?that I am disputing. There are 7 accounts in good standing, with no late payments. I don't have to start payments on my student loans until after I graduate (Dec 2010).
My income:
Monthly net income is $1,400, fianc??s is $1900. We combine our incomes;?but I am relying on my income alone to repay this loan.
Monthly Expenses: I pay half the montly bills
-Rent: $350
-Utilities: $65?
-Food etc: $125?
-Cable/internet: $90?
-Gas/car maint:$125?
-Cell: $100
-Anticipated Prosper loan payment: ~$90 (paying off the first loan)
Total= $955, leaving $455 monthly cushion
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 429831
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$25,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	25.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$1,130.90

Auction yield range:	17.27% - 34.00%	Estimated loss impact:	27.01%
Lender servicing fee:	1.00%	Estimated return:	6.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	2	First credit line:	May-1995	Debt/Income ratio:	39%
Credit score:	700-720 (Oct-2009)	Current / open credit lines:	7 / 7	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	33	Length of status:	9y 11m
Amount delinquent:	$0	Revolving credit balance:	$17,310	Occupation:	Engineer - Mechanic...
Public records last 12m / 10y:	0/ 1	Bankcard utilization:	72%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	18	Homeownership:	Yes
Inquiries last 6m:	2
Screen name:	dinero-defender1	Borrower's state:	Indiana	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Consolidating bills
Purpose of loan:
This loan will be used to consolidate my outstanding bills into one payment.

My financial situation:
I am a good candidate for this loan because?both my wife and I?have?stable jobs, good income and?we are?able to make?the monthly payments.?This loan will help us save on multiple high interest credit cards, where we would be able to have one payment at possible a lower interest rate than we have now.

Monthly net income:? Combined $ 6,724.00

Monthly expenses: $
??Housing: $ 2302.00
??Insurance: $ 189.00
??Car expenses: $ 700.00
??Utilities: $ 400.00
??Phone, cable, internet: $ 110.00
??Food, entertainment: $ 150.00
??Clothing, household expenses $?100.00
??Credit cards and other loans: $ 29,000.00
??Other expenses: $ 500.00
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 429989
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$10,000.00	Prosper Rating:	A	Auction Duration:	7 days
Term:	36 months	Estimated loss:	2.1%

Starting lender yield:	12.42%	Starting borrower rate/APR:	13.42% / 15.57%	Starting monthly payment:	$338.97

Auction yield range:	4.27% - 12.42%	Estimated loss impact:	2.14%
Lender servicing fee:	1.00%	Estimated return:	10.28%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	8	First credit line:	May-1992	Debt/Income ratio:	39%
Credit score:	760-780 (Oct-2009)	Current / open credit lines:	14 / 13	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	29	Length of status:	30y 5m
Amount delinquent:	$0	Revolving credit balance:	$284,896	Occupation:	Professional
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	85%	Stated income:	$75,000-$99,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	2
Screen name:	impressive-exchange4	Borrower's state:	Illinois	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying off my credit cards
Purpose of loan:
This loan will be used to pay off my high interest credit cards

My financial situation:
I am a good candidate for this loan because I am a?homeowner for the last 30 years and have stable job.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 427732
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$2,800.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	26.47%	Starting borrower rate/APR:	27.47% / 29.81%	Starting monthly payment:	$115.02

Auction yield range:	11.27% - 26.47%	Estimated loss impact:	10.66%
Lender servicing fee:	1.00%	Estimated return:	15.81%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	7	First credit line:	Dec-1995	Debt/Income ratio:	Not calculated
Credit score:	700-720 (Oct-2009)	Current / open credit lines:	10 / 8	Employment status:	Not employed
Now delinquent:	1	Total credit lines:	29	Length of status:	0y 2m
Amount delinquent:	$244	Revolving credit balance:	$15,242	Stated income:	Not employed
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	34%
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	0
Screen name:	lyrisnox	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	14 ( 100% )	700-720 (Latest)
Principal borrowed:	$19,000.00	< mo. late:	0 ( 0% )	720-740 (Sep-2009) 740-760 (Jul-2008)
Principal balance:	$12,574.53	1+ mo. late:	0 ( 0% )
Total payments billed:	14
Description
Used Auto
Purpose of loan:
This loan will be used to?purchase a used vehicle (corrolla, civic, volvo wagon) that is good on gas mileage.

My financial situation:
I am a good candidate for this loan because?As you see, I have a previous prosper loan in very good standing.??It was to consolidate debt accrued while I was in nursing school and it is being paid with family income (spouse is a senior computer network administrator at a major hospital).? I have chosen to return to school full time to get my Bachelors in Nursing?so...at this time, I am a full time student (once again).??I do plan on returning to work at the end of 2010, or sooner if the schedule allows, and I did work over the summer, but that is not allowed to be shown here because it was over 30 days since my last paystub.?

Monthly net income: $5040.00 (husbands income/not mine...but that is how the other loan is being paid at this point)

Monthly expenses: $
??Housing: $ 0.00 (we live in an RV that we own, on family lot,?caretaking for?ill family member)
??Insurance: $ 90.00 (on "home")
??Car expenses: $ 400.00 (maintenance, gas,?and insurance)
??Utilities: $?300.00 (power/propane)
??Phone, cable, internet: $ 102.00 (internet and cell phones)
??Food, entertainment: $ 600.00?
??Clothing, household expenses $ 200-300?
??Credit cards and other loans: $ 1200.00 (includes prior prosper loan)
??Other expenses: $ 500.00 (misc)
? Savings and other Investments (not easily liquidable, precious metals and mutual funds, home):? $35000.(approx)
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 429574
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$3,000.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	29.22%	Starting borrower rate/APR:	30.22% / 32.60%	Starting monthly payment:	$127.72

Auction yield range:	11.27% - 29.22%	Estimated loss impact:	10.74%
Lender servicing fee:	1.00%	Estimated return:	18.48%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	7	First credit line:	Jul-1999	Debt/Income ratio:	26%
Credit score:	740-760 (Oct-2009)	Current / open credit lines:	9 / 8	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	20	Length of status:	1y 7m
Amount delinquent:	$0	Revolving credit balance:	$4,491	Occupation:	Administrative Assi...
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	28%	Stated income:	$1-$24,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	1
Screen name:	green-fairness-plum	Borrower's state:	Connecticut	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
other
Purpose of loan:
This loan will be used to?

My financial situation:
I am a good candidate for this loan because? for personal use
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 429760
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$3,000.00	Prosper Rating:	A	Auction Duration:	7 days
Term:	36 months	Estimated loss:	2.1%

Starting lender yield:	10.42%	Starting borrower rate/APR:	11.42% / 13.54%	Starting monthly payment:	$98.81

Auction yield range:	4.27% - 10.42%	Estimated loss impact:	2.13%
Lender servicing fee:	1.00%	Estimated return:	8.29%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	9	First credit line:	Apr-1994	Debt/Income ratio:	19%
Credit score:	720-740 (Oct-2009)	Current / open credit lines:	9 / 8	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	46	Length of status:	1y 9m
Amount delinquent:	$0	Revolving credit balance:	$3,000	Occupation:	Computer Programmer
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	54%	Stated income:	$75,000-$99,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	0
Screen name:	waterboy911	Borrower's state:	Maryland	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 2	On-time:	22 ( 100% )	720-740 (Latest)
Principal borrowed:	$32,000.00	< mo. late:	0 ( 0% )	700-720 (Sep-2009) 720-740 (Jun-2008) 820-840 (Nov-2007)
Principal balance:	$5,324.60	1+ mo. late:	0 ( 0% )
Total payments billed:	22
Description
Home improvment project
Purpose of loan:
I?am finishing the renovation of?my kitchen and would like to upgrade the cabinets and flooring. I had to adjust this request from $2000 to $3000 after I learned the cabinet estimate was over $1000 dollars more with handles and hardware.....sorry to all you lenders for this oversite....it won't happen again.
My financial situation:
I am a good candidate for this loan because of my?loan repayment?history. If you are trying to invest with no risk...I am perfect for you. I always pay back my loans..even every student loan I ever had. I have borrowed $32,000 from Prosper with two seperate loans and have the balance down to around $5,500 with a perfect track record. Just trying to improve my kitchen renovation. Thanks.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 429766
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$10,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	25.0%

Starting lender yield:	17.27%	Starting borrower rate/APR:	18.27% / 20.48%	Starting monthly payment:	$362.88

Auction yield range:	17.27% - 17.27%	Estimated loss impact:	25.95%
Lender servicing fee:	1.00%	Estimated return:	-8.68%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	2	First credit line:	Jul-1998	Debt/Income ratio:	48%
Credit score:	680-700 (Oct-2009)	Current / open credit lines:	11 / 10	Employment status:	Full-time employee
Now delinquent:	2	Total credit lines:	45	Length of status:	0y 4m
Amount delinquent:	$163,587	Revolving credit balance:	$33,896	Occupation:	Professional
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	70%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	9	Homeownership:	Yes
Inquiries last 6m:	3
Screen name:	top-fund-sleuth	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
New Car
Purpose of loan:
This loan will be used to purchase a new car for me since we have moved to southern California from Seattle. I presently have an SUV and it is much too large and not fuel efficient.

My financial situation:
I am a good candidate for this loan because other than working out a mortgage arrangement in our relocation, I have never paid a bill late in my life. I manage my money well and understand how to budget. I am married and have a stable home environment. My husband works for Boeing (long term) and I work for an interactive marketing firm as an office manager.

Monthly net income: $ Mine: $2600, My Husband: Around $7000. TOTAL NET: $9600.00

Monthly expenses: $
??Housing: $ 2950
??Insurance: $ 300
??Car expenses: $400
??Utilities: $ 200
??Phone, cable, internet: $ 200
??Food, entertainment: $ 300
??Clothing, household expenses $ 75
??Credit cards and other loans: $ 300
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 429772
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$3,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$135.71

Auction yield range:	17.27% - 34.00%	Estimated loss impact:	20.01%
Lender servicing fee:	1.00%	Estimated return:	13.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	5	First credit line:	Mar-1997	Debt/Income ratio:	1%
Credit score:	680-700 (Oct-2009)	Current / open credit lines:	0 / 0	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	2	Length of status:	1y 1m
Amount delinquent:	$0	Revolving credit balance:	$0	Occupation:	Truck Driver
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	0%	Stated income:	$100,000+
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	4
Screen name:	redhorse554	Borrower's state:	Illinois	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Expanding the business
Purpose of loan:
This loan will be used to? buy new equipment

My financial situation:
I am a good candidate for this loan because? i have built this company from the ground up. The company has shown profits. I have just added new customers. There is more of a demand for our trucks.

Monthly net income: $
15,000.00
Monthly expenses: $
??Housing: $ 0
??Insurance: $ 1100.00
??Car expenses: $
??Utilities: $
??Phone, cable, internet: $
??Food, entertainment: $
??Clothing, household expenses $
??Credit cards and other loans: $
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 429778
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$3,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$135.71

Auction yield range:	17.27% - 34.00%	Estimated loss impact:	20.01%
Lender servicing fee:	1.00%	Estimated return:	13.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	5	First credit line:	May-1989	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Credit score:	640-660 (Oct-2009)	Current / open credit lines:	2 / 2	Employment status:	Self-employed
Now delinquent:	0	Total credit lines:	18	Length of status:	0y 5m
Amount delinquent:	$0	Revolving credit balance:	$311	Occupation:	Other
Public records last 12m / 10y:	0/ 1	Bankcard utilization:	77%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	15	Homeownership:	Yes
Inquiries last 6m:	0
Screen name:	debilbm	Borrower's state:	Louisiana	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Short-term working capital

Purpose of loan:
This loan will be used for short-term working capital for business. My financial situation:
I am a good candidate for this loan because: **I anticipate $33,000 lawsuit settlement in next 6 months
**Have just begun scoping career (editing/proofing for court reporters) with earning potential of $25/35/hr (from home) to subsidize cash flow ebbs and flows; I am in the process of developing clientele with this business; have 4 so far
**Business for which I need working capital is coming along nicely, just needs a little more time.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 429782
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$2,995.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	26.47%	Starting borrower rate/APR:	27.47% / 29.81%	Starting monthly payment:	$123.03

Auction yield range:	11.27% - 26.47%	Estimated loss impact:	10.66%
Lender servicing fee:	1.00%	Estimated return:	15.81%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	7	First credit line:	Aug-1997	Debt/Income ratio:	Not calculated
Credit score:	640-660 (Oct-2009)	Current / open credit lines:	8 / 8	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	13	Length of status:	6y 2m
Amount delinquent:	$0	Revolving credit balance:	$5,013	Occupation:	Other
Public records last 12m / 10y:	0/ 1	Bankcard utilization:	76%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	0
Screen name:	ed135ny	Borrower's state:	NewYork	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	22 ( 100% )	640-660 (Latest)
Principal borrowed:	$8,975.00	< mo. late:	0 ( 0% )	640-660 (Aug-2008) 660-680 (Nov-2007)
Principal balance:	$3,926.51	1+ mo. late:	0 ( 0% )
Total payments billed:	22
Description
Working Capital Till Tax Season
Purpose of loan:?I would like to personally thank this great community of Prosper.com for allowing me to get approved for my 1st loan. ?Because of you I have been able to obtain the required working capital to help me start?business venture and maintain in business. At the current time the only business that I am involved in is the Tax Preparation Business. ?I currently find myself getting ready for the upcoming tax season and that is the reason why I am here again. ?I am once again asking this community to please help me.? I seeking capital to improve my Tax Preparation business and need some working capital for, new equipment, promotional purpose, marketing, software, set up and other small details in which are required for a successful tax season. ?Since the season is approaching it is vital that this be handled in the next 2 to 3 moths in order to have a profitable tax season.????

My financial situation:?My current credit Rating is rated as Fair, based on the fact that during my younger years I experienced a Bankruptcy due to a prior a business in which I held at the age of 19.? Being faced with the fact that I had no Income, my credit was damaged and found myself drowning in debt, following my attorney?s advice I filed for bankruptcy, in the year 2002.??Since that year I have managed to keep on track with my credit and its worthiness.? For the past?seven years my credit shows that I have paid my creditors on time. Since my bankruptcy I have paid personal loans in which have been issued to me including 3 car loans, 2 business loans and my Prosper loan is more than 50% paid off. ?Be advised that any negative reports that appear on my credit are from days prior to my bankruptcy.? Since my bankruptcy I have demonstrated to be a responsible individual.? Once again?I am asking this?community for help me and I won't let?anyone down thank you and?bless you all.
Monthly Income?$3,330.00? Expenses:? Estimated Taxes:?$500.00? Housing:?$550.00 Car Insurance: $? 80.00? Life Insurance:?$? 28.00 Gasoline:?$140.00?
Cell Phone?$180.00 Food:?$300.00?Prosper?$305.00 Credit Card:?$220.00 Clothing:?$100.00 Other: $500.00 Total Expenses $2903.00
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 429796
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$2,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	33.30%	Starting borrower rate/APR:	34.30% / 36.74%	Starting monthly payment:	$89.68

Auction yield range:	17.27% - 33.30%	Estimated loss impact:	19.97%
Lender servicing fee:	1.00%	Estimated return:	13.33%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	4	First credit line:	Mar-1989	Debt/Income ratio:	24%
Credit score:	680-700 (Oct-2009)	Current / open credit lines:	10 / 7	Employment status:	Full-time employee
Now delinquent:	1	Total credit lines:	29	Length of status:	1y 1m
Amount delinquent:	$274	Revolving credit balance:	$116	Occupation:	Nurse (LPN)
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	0%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	7	Homeownership:	Yes
Inquiries last 6m:	0
Screen name:	tenacious-social3	Borrower's state:	Missouri	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
personal use
Purpose of loan:
personal use

My financial situation:
I am a good candidate for this loan because? I work full time plus I am currently working other jobs for extra income

Monthly net income: $ 2600

Monthly expenses: $
??Housing: $ 640
??Insurance: $ 100
??Car expenses: $ 300
??Utilities: $ 70
??Phone, cable, internet: $ 80
??Food, entertainment: $ 250
??Clothing, household expenses $ 100
??Credit cards and other loans: $ 250
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 429802
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$5,500.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	34.5%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$248.80

Auction yield range:	17.27% - 34.00%	Estimated loss impact:	36.51%
Lender servicing fee:	1.00%	Estimated return:	-2.51%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	1	First credit line:	Jun-1998	Debt/Income ratio:	Not calculated
Credit score:	660-680 (Oct-2009)	Current / open credit lines:	10 / 9	Employment status:	Retired
Now delinquent:	0	Total credit lines:	17	Length of status:	1y 6m
Amount delinquent:	$0	Revolving credit balance:	$1,732	Stated income:	$25,000-$49,999
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	17%
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	18
Screen name:	unrivaled-social	Borrower's state:	Texas	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
FBIBC
Purpose of loan:
This loan will be used to?

My financial situation:
I am a good candidate for this loan because?

Monthly net income: $

Monthly expenses: $
??Housing: $
??Insurance: $
??Car expenses: $
??Utilities: $
??Phone, cable, internet: $
??Food, entertainment: $
??Clothing, household expenses $
??Credit cards and other loans: $
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 429808
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$5,000.00	Prosper Rating:	C	Auction Duration:	7 days
Term:	36 months	Estimated loss:	6.5%

Starting lender yield:	23.00%	Starting borrower rate/APR:	24.00% / 26.29%	Starting monthly payment:	$196.16

Auction yield range:	8.27% - 23.00%	Estimated loss impact:	7.04%
Lender servicing fee:	1.00%	Estimated return:	15.96%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	9	First credit line:	Sep-1982	Debt/Income ratio:	22%
Credit score:	680-700 (Oct-2009)	Current / open credit lines:	9 / 9	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	46	Length of status:	19y 3m
Amount delinquent:	$0	Revolving credit balance:	$34,042	Occupation:	Fireman
Public records last 12m / 10y:	0/ 1	Bankcard utilization:	80%	Stated income:	$75,000-$99,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	1
Screen name:	alt-health-law	Borrower's state:	Texas	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Start up solo law firm needs cash
Purpose of loan:

3rd attempt.? I appreciate all two investors who took a chance the second time (first listing was flawed and withdrawn) and would love to have them involved again!

This loan will be used to fund a start-up of a solo practice law firm.? The expenses are as follows:
???????????????????????????????????????????????? ? ? ? ? Upfront????????????????????? Monthly
Business formations cost:???????????? $300Licensing fees????????????????????????????? $260 ?
Rent (Virtual business suite)????????? $497???????????????????????? $199Insurance???????????????????????????????????? $523Equipment (laser printer)?????????????? $440Supplies????????????????????????????????????? $200????????????????????????? $200Marketing/website/blog????????????????????????????????????????????????? $250Travel (Some reimbursable)??????????????????????????????????????????? $300Telephone/blackberry???????????????????????????????????????????????????? $150
Total??????????????????????????????????????????????? $2220?????????????????????? $1099

My financial situation:
I am a good candidate for this loan because I expect to generate at least some business in my first six month.? The request for 10K is based on having no revenue for 6 months.? Having done a reasonable amount of market research in my proposed niche (nurses and allied healthcare personnel), I feel that it is an easily reachable goal of 6 clients within this first six months and expected revenue of 15-21K in that time period.? I do not plan on drawing any profits for at least the first four-six months to make sure that I am generating business in that time.?

The following information is my personal, non-business family income and expenses.? This is currently covered by current income and should not be significantly affected (my personal income is from municipal government employment on a flexible schedule and will not interfere or conflict with my law practice).

Monthly household net income: $ 9,100 -10,700 (not including expected business income - it depends on biweekly paycheck patterns)

Monthly household expenses: $ 9,058
??Housing: $ 2218
??Insurance: $ 350
??Car expenses: $ 0 (paid for!)
??Utilities: $ 600
??Phone, cable, internet: $ 400 (about $150 will convert to business use)
??Food, entertainment: $ 1600
??Clothing, household expenses $ 400
??Credit cards and other loans: $ 2090
??Other expenses: $ 1400 (children's school)

My prosper score is low because of a bankruptcy discharged in 2004.? Credit score now in the 690 range.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 429820
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$10,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	28.00%	Starting borrower rate/APR:	29.00% / 31.36%	Starting monthly payment:	$419.06

Auction yield range:	17.27% - 28.00%	Estimated loss impact:	19.63%
Lender servicing fee:	1.00%	Estimated return:	8.37%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	5	First credit line:	Oct-2003	Debt/Income ratio:	61%
Credit score:	700-720 (Oct-2009)	Current / open credit lines:	8 / 8	Employment status:	Part-time employee
Now delinquent:	0	Total credit lines:	13	Length of status:	2y 9m
Amount delinquent:	$0	Revolving credit balance:	$7,566	Occupation:	Waiter/Waitress
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	58%	Stated income:	$1-$24,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	0
Screen name:	FAgustin	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	29 ( 100% )	700-720 (Latest)
Principal borrowed:	$5,000.00	< mo. late:	0 ( 0% )	580-600 (Mar-2007)
Principal balance:	$478.65	1+ mo. late:	0 ( 0% )
Total payments billed:	29
Description
Paying for College
What this loan is for
I am applying for this loan to pay for my tuition to a private college. I have just about 10000 left to pay off. Since I just turned 24, I will qualify for financial aid and half of the balance of this loan will be paid off in January.

My credit rating
As you can see, I make all payments on time and have no delinquencies in the credit data here. Even though I have a credit score of 700-720, I was still given an HR rating by prosper which is probably due to my credit utilization and credit history of only 4 years, but you can tell from my record that I will be reliable.

My income
My salary is between 1700-2000 monthly.

Paying off this loan
I have never experienced bad credit and don't plan to. Paying this loan will not be a hardship and will be my first priority every month.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 429828
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$1,500.00	Prosper Rating:	E	Auction Duration:	7 days
Term:	36 months	Estimated loss:	14.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.73%	Starting monthly payment:	$67.85

Auction yield range:	14.27% - 34.00%	Estimated loss impact:	15.57%
Lender servicing fee:	1.00%	Estimated return:	18.43%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	6	First credit line:	Aug-1992	Debt/Income ratio:	5%
Credit score:	660-680 (Sep-2009)	Current / open credit lines:	4 / 2	Employment status:	Full-time employee
Now delinquent:	2	Total credit lines:	17	Length of status:	2y 0m
Amount delinquent:	$0	Revolving credit balance:	$308	Occupation:	Other
Public records last 12m / 10y:	0/ 2	Bankcard utilization:	90%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	1
Screen name:	vista7	Borrower's state:	Missouri	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Moving Expenses & Car Repairs
Purpose of loan:
This loan will be used to assist in my moving expenses: rental deposit, purchase washer and dryer, large area rugs for two roomsm, deposit on utilities and minor car repairs: 2 new tires, winterization.

My financial situation:
I am a good candidate for this loan because I do not have alot of outstanding bills.? I work every day and usually have to work extra hours to cover shifts at my house when my staff need time off.

Monthly net income: $ 1600+

Monthly expenses: $
??Housing: $425
??Insurance: $150 (Life/Car)?
??Car expenses: $50
??Utilities: $150
??Phone, cable, internet: $100
??Food, entertainment: $100
??Clothing, household expenses $75
??Credit cards and other loans: $
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 429840
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$4,300.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	33.00%	Starting borrower rate/APR:	34.00% / 36.44%	Starting monthly payment:	$192.09

Auction yield range:	11.27% - 33.00%	Estimated loss impact:	10.84%
Lender servicing fee:	1.00%	Estimated return:	22.16%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	8	First credit line:	Sep-1993	Debt/Income ratio:	42%
Credit score:	640-660 (Sep-2009)	Current / open credit lines:	19 / 16	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	53	Length of status:	13y 0m
Amount delinquent:	$0	Revolving credit balance:	$25,451	Occupation:	Professional
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	68%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	1
Screen name:	payment-triangulation	Borrower's state:	NewYork	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Remodel Bathroom
Purpose of loan:
This loan will be used to repair our old bathroom. We have lived in this house for 20 years and have replaced the roof, installed a new fuel efficient furnace,?central air conditioning, and hot water heater. The current bathroom needs major upgrading. My son and I plan to keep the total cost down by doing most of thr labor ourselves. The total figure for the following replacement fixtures is $6,800 (doing the work ourselves): Bath/Shower Modules, window, cabinets, Sink, Plumbing, Lighting, Fan Assembly, flooring, Ceiling, tile, Lumber, Paint, and Adhesives. I have $2,500 to help fund the project, but i will need a loan for $4,300 to complete it. The current value of our home is $86,000?

My financial situation:
I am a good candidate for this loan because I have maintained steady employment for 25 years in the field of Computer Science. I now manage the IT Department of a well established Industrial Hygeine testing firm that has been in business more than 35 years. I have never missed a single mortgage or auto payment. This upgrade of our bathroom will help our home to maintain its value.?

Monthly net income: $ 3,707

Monthly expenses: $ 2,698
??Housing: $ 695
??Insurance: $ 109
??Car expenses: $326
??Utilities: $ 229
??Phone, cable, internet: $119
??Food, entertainment: $ 450
??Clothing, household expenses $150
??Credit cards and other loans: $ 420
??Other expenses: $ 200
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 429992
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$3,500.00	Prosper Rating:	C	Auction Duration:	7 days
Term:	36 months	Estimated loss:	6.5%

Starting lender yield:	14.00%	Starting borrower rate/APR:	15.00% / 17.17%	Starting monthly payment:	$121.33

Auction yield range:	8.27% - 14.00%	Estimated loss impact:	6.81%
Lender servicing fee:	1.00%	Estimated return:	7.19%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	9	First credit line:	Jun-1999	Debt/Income ratio:	18%
Credit score:	640-660 (Oct-2009)	Current / open credit lines:	6 / 6	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	15	Length of status:	4y 2m
Amount delinquent:	$0	Revolving credit balance:	$5,336	Occupation:	Professional
Public records last 12m / 10y:	0/ 1	Bankcard utilization:	60%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	5	Homeownership:	No
Inquiries last 6m:	0
Screen name:	tooley	Borrower's state:	Ohio	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
credit cards are the devil
Purpose of loan:
This loan will be used to pay off my credit cards
My financial situation:
I am a good candidate for this loan because amke over 50K and have little debt

Monthly net income: $ 3000

Monthly expenses: $ 2050
??Housing: $ 1000
??Insurance: $ 100
??Car expenses: $ 350
??Utilities: $ 100
??Phone, cable, internet: $ 100????
??Food, entertainment: $ 200
??Clothing, household expenses $
??Credit cards and other loans: $ 200
??Other expenses: $
Information in the Description is not verified.